Exhibit 99.3

May 22, 2020

Dear [Investor] (“Investor”):

Reference is made to that certain warrant (the “Warrant”) to purchase [____] shares of common stock of Jaguar Health, Inc. (the “Company”) issued by the Company to Investor pursuant to that certain Securities Purchase Agreement, dated as of [_____ __], 2019, by and between the Company and Investor. Please be advised that the Company has reduced the exercise price of the Warrant from $2.00 per share to $0.49 per share (the “Exercise Price Adjustment”), effective as of May 20, 2020. Except for the Exercise Price Adjustment, all other terms and provisions of the Warrant remain in full force and effect

Please sign and return this letter to the Company as acknowledgment of the Exercise Price Adjustment.

This letter may be executed in several counterparts, all of which shall be an original and constitute one and the same document. Signatures submitted via facsimile or .pdf email shall be acceptable.

[The remainder of this page is intentionally left blank. Signatures follow.]

Sincerely,

COMPANY:

JAGUAR HEALTH, INC.

By

Name

Title

Acknowledged and agreed this ___ day of May, 2020.

INVESTOR:

[_________]

By
Name:
Title:

Signature Page to Warrant Notice Letter